FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2015

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

See disclosure under Item 8.01 – Other Events, which is incorporated herein to the extent applicable.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 8.01 – Other Events, which is incorporated herein to the extent applicable.

Item 8.01.             Other Events.

As previously disclosed, United States Cellular Corporation (“U.S. Cellular”) participated in the FCC auction of spectrum of Advanced Wireless Services (AWS-3), known as Auction 97, indirectly through its interest in Advantage Spectrum, L.P. (“Advantage Spectrum”).  A subsidiary of U.S. Cellular is a limited partner in Advantage Spectrum.  Advantage Spectrum intends to qualify as a “designated entity” and be eligible for bid credits with respect to spectrum purchased in Auction 97.

                The FCC released the results of Auction 97 on January 30, 2015.  Advantage Spectrum was the provisional winning bidder for 124 licenses for an aggregate bid of $338.3 million, net of its anticipated designated entity discount of 25%.  As of October 2014, U.S. Cellular made capital contributions and advances to Advantage Spectrum and/or its general partner of $60.9 million.  Advantage Spectrum used existing funds from the subsidiary of U.S. Cellular and the general partner of Advantage Spectrum plus a portion of the funding to pay the FCC an initial deposit of $60 million in November 2014 to allow it to participate in Auction 97.  Advantage Spectrum’s bid amount, less the initial deposit, plus certain other charges totaling $2.3 million, are required to be paid to the FCC by March 2, 2015. U.S. Cellular may agree to make additional capital contributions and/or advances to Advantage Spectrum and/or its general partner to provide additional funding for the payment and development of such licenses.  U.S. Cellular may finance such amounts from cash on hand, borrowings under its revolving credit agreement or term loan credit agreement and/or long-term debt.  There is no assurance that U.S. Cellular will be able to obtain additional financing on commercially reasonable terms or at all.  While the bidding in Auction 97 has ended, the FCC has not yet awarded any of the licenses to winning bidders nor is there any prescribed timeframe for the FCC to review the qualifications of the various winning bidders and award licenses.  The licenses expected to be awarded to Advantage Spectrum primarily cover areas that overlap or are proximate or contiguous to areas covered by licenses that U.S. Cellular currently owns, operates and/or consolidates.  U.S. Cellular consolidates Advantage Spectrum and its general partner, Frequency Advantage, L.P., as variable interest entities for financial reporting purposes under GAAP, but does not have control of such entities.

Attached as Exhibit 99.1 is a press release issued by U.S. Cellular on January 30, 2015 with additional information, which is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	February 2, 2015

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

99.1	U.S. Cellular Press Release dated January 30, 2015